UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2012

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One StarPoint, Stamford, Connecticut		06902
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(203) 964-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2012, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") announced that Matthew E. Avril, President – Global Hotel Operations of the Company, has elected to retire from the Company. The Company and Mr. Avril have entered into a Retirement Agreement and Mutual General Release of Claims, dated as of April 12, 2012 (the "Agreement"), pursuant to which Mr. Avril will retire from active employment with the Company effective December 31, 2012. Effective October 1, 2012, he will relinquish his title and responsibilities as "President – Global Hotel Operations," but will remain an executive officer of the Company. From October 1, 2012 through December 31, 2012 he will perform such duties as may be assigned to him from time to time by the President and Chief Executive Officer of the Company.

Effective January 1, 2013 and through March 1, 2013 (the "Retirement Date"), Mr. Avril will serve as a consultant to the Company. Until the Retirement Date, Mr. Avril will be entitled to all the benefits provided under or in accordance with his existing employment agreement, except as follows: (i) from January 1, 2013 until the Retirement Date, Mr. Avril’s right to receive a base salary and bonus will terminate, and he will instead receive a monthly consulting fee of $10,000, plus reimbursement of reasonable expenses; and (ii) with respect to calendar year 2012, Mr. Avril will not be entitled to an annual bonus in accordance with the Company’s Annual Incentive Plan for Certain Executives but will instead be entitled to such bonus, if any, as may be determined by the Board of Directors of the Company in its sole discretion. After the Retirement Date, Mr. Avril will perform no further duties, functions or services for the Company or any of its affiliates, nor will he be entitled to any further compensation and/or benefits except as set forth in the Agreement. In addition, all of the Company’s arrangements with Mr. Avril (except for his indemnification agreement) will terminate as of the Retirement Date.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Retirement Agreement and Mutual General Release of Claims by and between Starwood International Licensing Company, S.A.R.L., Starwood Hotels & Resorts Worldwide, Inc. and Matthew E. Avril, dated as of April 12, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

April 16, 2012	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Chief Administrative Officer, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Retirement Agreement and Mutual General Release of Claims